Exhibit 2

                            STOCK PURCHASE AGREEMENT

     THIS STOCK PURCHASE AGREEMENT ("Agreement") is entered into this 24th of April, 2001, by and among PRINCETON MINING COMPANY, an Idaho corporation (hereinafter referred to as "Buyer"); and Randy Howell (hereinafter referred to as "Seller"), being the sole stockholder of Brittany Enterprises, Inc. a Nevada corporation (the "Company").

     WHEREAS, Seller is the owner of record and beneficially owns Two Million (2,000,000) shares of the issued and outstanding shares of Common Stock of the Company (the "Shares"); and

     WHEREAS, Seller desires to sell all of the Shares to Buyer, and Buyer desires to purchase the Shares, upon the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                       I.

                         SALE AND PURCHASE OF THE SHARES

     1.1 SALE AND PURCHASE. Subject to the terms and conditions hereof, at the Closing (as defined in paragraph 1.2 below), Seller agrees to sell, assign, transfer, convey and deliver to Buyer, and Buyer agrees to purchase from Seller, the Shares listed in Exhibit "A", attached hereto.

     1.2 CLOSING. The purchase shall be consummated at a closing ("Closing") to take place at 11:00 o'clock a.m., at the offices of Seller's counsel on April 24, 2001 ("Closing Date").

     1.3 PURCHASE PRICE. The aggregate purchase price ("Purchase Price") for the Shares shall be Eighteen Million (18,000,000) shares of Common Stock of the Buyer ("Buyer's Shares"). The Purchase Price shall be paid at Closing, by issuance and delivery of Buyer's Shares to Seller against receipt of certificates representing the Shares, duly endorsed for transfer to Buyer.

     1.4 OTHER AGREEMENTS. At the Closing, the indicated parties shall execute and deliver the following additional agreements in substantially the form attached hereto:

          (a) Appointment of Randy Howell as Director/President and Buyer=s receipt of resignations of all officers and/or directors of Buyer except for Dennis O=Brien.

          (b) Stock certificates representing all of the Shares, duly endorsed to Buyer and in blank or assignments separate from the certificates, transferring the Shares from Seller to Buyer, copies of which are attached hereto as Exhibit "B".

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     1.5 BASIC AGREEMENTS AND TRANSACTIONS DEFINED. This Agreement and other agreement listed in paragraph 1.4, are sometimes referred to as the "Basic Agreements". The transactions contemplated by the Basic Agreements are sometimes referred to as the "Transactions".

                                       II.

                         REPRESENTATIONS AND WARRANTIES

     2.1 REPRESENTATIONS AND WARRANTIES OF SELLER. Seller represents and warrants to Buyer, with respect to the Shares owned by Seller, as follows:

          (a) TITLE TO THE SHARES. At Closing, Seller shall own of record and beneficially the number of the Shares listed in Exhibit "A", of the Company, free and clear of all liens, encumbrances, pledges, claims, options, charges and assessments of any nature whatsoever, with full right and lawful authority to transfer the Shares to Buyer. No person has any preemptive rights or rights of first refusal with respect to any of the Shares. There exists no voting agreement, voting trust, or outstanding proxy with respect to any of the Shares. There are no outstanding rights, options, warrants, calls, commitments, or any other agreements of any character, whether oral or written, with respect to the Shares.

          (b) INVESTMENT INTENT. Seller is acquiring the shares of Buyer for his or her own account, for investment purposes only, and not with a view to the sale or distribution of any part thereof, and Seller has no present intention of selling, granting participation in, or otherwise distributing the same. Seller understands the specific risks related to an investment in the shares of Buyer, especially as it relates to the financial performance of Buyer.

     2.2 REPRESENTATIONS AND WARRANTIES OF BUYER. Buyer represents and warrants to Seller as follows:

          (a) ORGANIZATION. Buyer is a corporation duly incorporated, validly existing and in good standing under the laws of the state of Idaho. Buyer has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business. Buyer is duly qualified and in

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     good standing as a foreign corporation in each jurisdiction where its ownership of property or operation of its business requires qualification, except where the failure to be qualified would not have a material adverse effect on the Company.

          (b) AUTHORIZED CAPITALIZATION. The authorized capitalization of Buyer consists of 29,000,000 shares of $.001 par value Common Stock, of which Nine Million Five Hundred Thousand (9,500,000) shares have been issued and are outstanding. There are One Million (1,000,000) authorized Preferred shares with none outstanding. Buyer's Shares have been duly authorized, validly issued, are fully paid and nonassessable with no personal liability attaching to the ownership thereof and were offered, issued, sold and delivered by Buyer in compliance with all applicable state and federal laws. Buyer does not have any outstanding rights, options, warrants, calls, commitments, conversion or any other agreements of any character, whether oral or written, obligating it to issue any shares of its capital stock, whether authorized or not. Buyer is not a party to and is not bound by any agreement, contract, arrangement or understanding, whether oral or written, giving any person or entity any interest in, or any right to share, participate in or receive any portion of, Buyer's income, profits or assets, or obligating Buyer to distribute any portion of its income, profits or assets.

          (c) AUTHORITY. Buyer has full power and lawful authority to execute and deliver the Basic Agreements and to consummate and perform the Transactions contemplated thereby. The Basic Agreements constitute (or shall, upon execution, constitute) valid and legally binding obligations upon Buyer, enforceable in accordance with their terms. Neither the execution and delivery of the Basic Agreements by Buyer, nor the consummation and performance of the Transactions contemplated thereby, conflicts with, requires the consent, waiver or approval of, results in a breach of or default under, or gives to others any interest or right of termination, cancellation or acceleration in or with respect to, any material agreement by which Buyer is a party or by which Buyer or any of its material properties or assets are bound or affected.

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          (d) INVESTMENT INTENT. Buyer is acquiring the Shares for its own account, for investment purposes only, and not with a view to the sale or distribution of any part thereof, and Buyer has no present intention of selling, granting participation in, or otherwise distributing the same. Buyer understands the specific risks related to an investment in the Shares, especially as it relates to the financial performance of the Company.

          (e) BUYER'S FINANCIAL STATEMENTS. Buyer's Financial Statements are complete, were prepared in accordance with generally accepted accounting principles applied on a basis consistent with prior periods and fairly present the financial position of Buyer as of December 31, 2000.

          (f) NO LIABILITIES. Except as set forth in Exhibit AB@, attached hereto, Buyer is not aware of any liabilities for which it is liable or will become liable in the future.

          (g) MATERIAL CONTRACTS. Buyer has no purchase, sale, commitment, or other contract, the breach or termination of which would have a materially adverse effect on the business, financial condition, results of operations, assets, liabilities, or prospects of Buyer.

          (h) NO LITIGATION. There are no actions, suits, claims, complaints or proceedings pending or threatened against Buyer, at law or in equity, or before or by any governmental department, commission, court, board, bureau, agency or instrumentality; and there are no facts which would provide a valid basis for any such action, suit or proceeding, which, if determined adversely to the Company, would have a material adverse effect on the Company. There are no orders, judgments or decrees of any governmental authority outstanding which specifically apply to Buyer or any of its assets.

          (i) DISCLOSURE STATEMENT. The information in the Disclosure Statement being provided to the members of Seller is true and correct in all material respects and contains no misstatements or omissions of material fact.

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          (j) NO OPERATIONS. Buyer does not currently have any business operations or material assets.

                                      III.

                                   COVENANTS

     3.1 COVENANTS OF BUYER. Buyer covenants and agrees to perform the following acts:

          (a) NO INDEBTEDNESS. Buyer will not create, incur, assume, guarantee or otherwise become liable with respect to any obligation for borrowed money, indebtedness, capitalized lease or similar obligation, except in the ordinary course of business consistent with past practices, where the entire net proceeds thereof are deposited with and used by and in connection with the business of Buyer.

          (b) NO SECURITIES ISSUANCES. Buyer will not issue any shares of any class of capital stock, or enter into any contract, option, warrant or right calling for the issuance of any such shares of capital stock, or create or issue any securities convertible into any securities of Buyer except for the transactions contemplated herein.

          (c) NO DIVIDENDS. Buyer will not declare, set aside or pay any dividends or other distributions of any nature whatsoever.

          (d) CONTRACTS. Buyer will not enter into or assume any contract, agreement, obligation, lease, license, or commitment except in the ordinary course of business consistent with past practice or as contemplated by this Agreement.

          (e) CAPITAL COMMITMENTS. Buyer will not make or commit to make any material capital expenditure, capital addition or capital improvement.

          (f) CONSENTS. Buyer will use its best good faith efforts to obtain the consent or approval of each person or entity whose consent or approval is required for the consummation of the Transactions contemplated hereby and to do all things necessary to consummate the Transactions contemplated by the Basic Agreements.

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                                       IV.

                           CONDITIONS PRECEDENT TO THE
                          OBLIGATIONS OF BUYER TO CLOSE

     The obligation of Buyer to close the Transactions contemplated hereby is subject to the fulfillment by Seller prior to Closing of each of the following conditions, which may be waived in whole or in part by Buyer:

     4.1 COMPLIANCE WITH REPRESENTATIONS, WARRANTIES AND COVENANTS. The representations and warranties of Seller contained in this Agreement shall have been true and correct when made and shall be true and correct as of the Closing with the same force and effect as if made at the Closing. Seller shall have performed all agreements, covenants and conditions required to be performed by Seller prior to the Closing.

     4.2 NO LEGAL PROCEEDINGS. No suit, action or other legal or administrative proceeding before any court or other governmental agency shall be pending or threatened seeking to enjoin the consummation of the Transactions contemplated hereby.

     4.3 DOCUMENTS TO BE DELIVERED BY SELLER. The Company and Seller shall have delivered the following documents:

          (a) Stock certificates representing all of the Shares, duly endorsed to Buyer and in blank or accompanied by duly executed stock powers.

          (b) Such other documents or certificates as shall be reasonably required by Buyer or its counsel in order to close and consummate this Agreement.

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                                       V.

                           CONDITIONS PRECEDENT TO THE
                         OBLIGATIONS OF SELLER TO CLOSE

     The obligation of Seller to close the Transactions is subject to the fulfillment prior to Closing of each of the following conditions, any of which may be waived in whole or in part by Seller:

     5.1 COMPLIANCE WITH REPRESENTATIONS, WARRANTIES AND COVENANTS. The representations and warranties made by Buyer in this Agreement shall have been true and correct when made and shall be true and correct in all material respects at the Closing with the same force and effect as if made at the Closing, and Buyer shall have performed all agreements, covenants and conditions required to be performed by Buyer prior to the Closing.

     5.2 NO LEGAL PROCEEDINGS. No suit, action or other legal or administrative proceedings before any court or other governmental agency shall be pending or threatened seeking to enjoin the consummation of the Transactions contemplated hereby.

     5.3 OTHER AGREEMENTS. All parties other than Seller shall have executed and delivered the Basic Agreements.

     5.4 PAYMENTS. Seller shall have received from Buyer all Common Stock to be issued at the Closing by Buyer pursuant to all the Basic Agreements.

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                                       VI.

                       MODIFICATION, WAIVERS, TERMINATION
                                  AND EXPENSES

     6.1 MODIFICATION. Buyer and Seller may amend, modify or supplement this Agreement in any manner as they may mutually agree in writing.

     6.2 WAIVERS. Buyer and Seller may in writing extend the time for or waive compliance by the other with any of the covenants or conditions of the other contained herein.

     6.3 TERMINATION AND ABANDONMENT. This Agreement may be terminated and the purchase of the Shares may be abandoned before the Closing:

          (a) By the mutual consent of Seller and Buyer;

          (b) By Buyer, if the representations and warranties of Seller set forth herein shall not be accurate, or the conditions precedent set forth in Article V shall have not have been satisfied, in all material respects; or

          (c) By Seller, if the representations and warranties of Buyer set forth herein shall not be accurate, or the conditions precedent set forth in Article V shall not have been satisfied in all material respects.

     Termination shall be effective on the date of receipt of written notice specifying the reasons therefor.

                                      VII.

                                  MISCELLANEOUS

     7.1 REPRESENTATIONS AND WARRANTIES TO SURVIVE. Unless otherwise provided, all of the representations and warranties contained in this Agreement and in any certificate, exhibit or other document delivered pursuant to this Agreement shall survive the Closing for a period of two (2) years. No investigation made by any party hereto or their representatives shall constitute a waiver of any representation or warranty, and no such representation or warranty shall be merged into the Closing.

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     7.2 BINDING EFFECT OF THE BASIC AGREEMENTS. The Basic Agreements and the
certificates and other instruments delivered by or on behalf of the parties pursuant thereto, constitute the entire agreement between the parties. The terms and conditions of the Basic Agreements shall inure to the benefit of and be binding upon the respective heirs, legal representatives, successor and assigns of the parties hereto. Nothing in the Basic Agreements, expressed or implied, confers any rights or remedies upon any party other than the parties hereto and their respective heirs, legal representatives and assigns. Whenever Seller is authorized to act hereunder, any action authorized by members of Seller holding a majority of the Shares shall be deemed the act of and binding on all members of Seller.

     7.3 APPLICABLE LAW. The Basic Agreements are made pursuant to, and will be construed under, the laws of the State of Texas.

     7.4 NOTICES. All notices, requests, demands and other communications hereunder shall be in writing and will be deemed to have been duly given when delivered or mailed, first class postage prepaid:

          (a) If to Seller, to:

               Brittany Enterprises, Inc.
               111 South Main Street, Suite 127
               Grapevine, TX 76051
               Telephone: (817) 410-5762
               Fax: (817) 410-5763

          (b) If to Buyer, to:

               David B. Stocker, Esq.
               Suite 234 Valley Commerce Center
               4745 North Seventh Street
               Phoenix, AZ 85014
               Telephone: (602) 235-9080
               Fax: (602) 235-9040

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     These addresses may be changed from time to time by written notice to the other parties.

     7.5 HEADINGS. The headings contained in this Agreement are for reference only and will not affect in any way the meaning or interpretation of this Agreement.

     7.6 COUNTERPARTS. This Agreement may be executed in counterparts, each of which will be deemed an original and all of which together will constitute one instrument.

     7.7 SEVERABILITY. If any one or more of the provisions of this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable under applicable law this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. The remaining provisions of this Agreement shall be given effect to the maximum extent then permitted by law.

     7.8 FORBEARANCE; WAIVER. Failure to pursue any legal or equitable remedy or right available to a party shall not constitute a waiver of such right, nor shall any such forbearance, failure or actual waiver imply or constitute waiver of subsequent default or breach.

     7.9 ATTORNEYS' FEES AND EXPENSES. The prevailing party in any legal proceeding based upon this Agreement shall be entitled to reasonable attorneys' fees and expenses and court costs.

     7.10 EXPENSES. Each party shall pay all fees and expenses incurred by it incident to this Agreement and in connection with the consummation of all transactions contemplated by this Agreement.

     7.11 INTEGRATION. This Agreement and all documents and instruments executed pursuant hereto merge and integrate all prior agreements and representations respecting the Transactions, whether written or oral, and constitute the sole agreement of the parties in connection therewith. This Agreement has been negotiated by and submitted to the scrutiny of both Seller and Buyer and their counsel and shall be given a fair and reasonable interpretation in accordance with the words hereof, without consideration or weight being given to its having been drafted by either party hereto or its counsel.

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     IN WITNESS WHEREOF, the undersigned parties hereto have duly executed this
Agreement on the date first written above.

                                        "BUYER"

                                        PRINCETON MINING COMPANY



                                        BY:
                                           -------------------------------------
                                           DAVID STOCKER, ATTORNEY IN FACT


                                        "SELLER"


                                        BY:
                                           -------------------------------------
                                           RANDY HOWELL

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